SUPPLEMENTAL AGREEMENT


          SUPPLEMENTAL AGREEMENT made as of May 10, 1995 by and among THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as "Interpublic"), AMMIRATI & PURIS INC., a corporation of the state of New York ("A&P") and MARTIN PURIS (hereinafter referred to as ("Executive").

                         W I T N E S S E T H

          WHEREAS, Interpublic, A&P and Executive are parties to an Employment Agreement made as of August 11, 1994 (hereinafter referred to as the "Employment Agreement"); and

          WHEREAS, the parties desire to amend the Employment
Agreement;

          NOW, THEREFORE, in consideration of the mutual promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:
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          1.   Section 2.01(iii) of the Employment Agreement is
amended effective July 1, 1995, to provide that Executive will be Chairman, Chief Executive Officer and Chief Creative Officer of Lintas Worldwide.
          2. Section 3.01 of the Employment Agreement is hereby amended, effective as of April 1, 1995, so as to delete "$600,000" and substitute therefor "$750,000."
          3. Except as hereinabove amended, the Employment Agreement shall continue in full force and effect.
          4. This Supplemental Agreement shall be governed by the laws of the State of New York.

                                   THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.

                                   By: C. KENT KROEBER
                                       C. KENT KROEBER


                                   AMMIRATI & PURIS INC.


                                   By: MARTIN PURIS
                                       MARTIN PURIS
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